UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

            On January 30, 2006, MOD-PAC Corp. (the “Company” ) entered into an employment agreement (the “Employment Agreement”) with David B. Lupp to serve as the Vice President of Financial and Chief Financial Officer of the Company.  Pursuant to the terms of the Employment Agreement, Mr. Lupp’s employment is “at will” and continues until terminated by either party.  The Employment Agreement provides for base compensation of $190,000 per year, subject to annual upward adjustment in the sole discretion of the Compensation Committee of the Board of Directors of the Company.  Mr. Lupp shall also be eligible to receive annual performance bonus compensation and long term incentives in the sole discretion of the Compensation Committee of the Board of Directors of the Company and shall be entitled to participate in the Company’s standard benefit programs. If Mr. Lupp is terminated by the Company without “cause” or if he terminates his employment for “good reason,” the Company  will be obligated to pay Mr. Lupp severance in the amount of his then base salary for a period of eight months from the date of termination plus an additional one month thereafter for every full year he has been employed by the Company through the date of termination (the “Severance Period”).  In no event shall the Severance Period exceed twelve months from the date of termination.

The Employment Agreement with Mr. Lupp was approved by the Company’s Board of Directors upon the unanimous recommendation of its Compensation Committee consisting solely of independent directors.  The summary provided above is qualified by the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2006, MOD-PAC Corp. (the “Company”) issued a press release announcing that, effective January 30, 2006, David B. Lupp was appointed to act as the Company’s Vice President of Finance and Chief Financial Officer.  In such capacity, Mr. Lupp will act as the Company’s Principal Financial Officer and Principal Accounting Officer.  Since 1990, Mr. Lupp, age 49,  has been employed in various financial positions by International Imaging Materials, Inc., a global, private company which manufactures thermal transfer ribbons and has served as that company’s vice president-finance and chief financial officer since April 1989.  Mr. Lupp is a graduate of the State University of New at Buffalo and is a certified public accountant.

To the Company’s knowledge, Mr. Lupp is not a party to any transaction described in Section 404(a) of Regulation S-K.  The employment agreement between the Company and Mr. Lupp is summarized in Item 1.01 to this Current Report on Form 8-K.

A copy of this press release relating to Mr. Lupp’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits.

Exhibit Number	Description

10.1	Employment Agreement with David B. Lupp
99.1	Press Release of MOD-PAC CORP. dated January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	January 31, 2006	By:	/S/ DANIEL G. KEANE
Daniel G. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with David B. Lupp
99.1	Press Release of MOD-PAC CORP. dated January 26, 2006